As filed with the Securities and Exchange Commission on August 25, 2000

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                       HUNTINGDON LIFE SCIENCES GROUP plc
             (Exact name of registrant as specified in its charter)

England and Wales                                  Not Applicable
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)
                    -----------------------------------------
                                  Woolley Road
                              Alconbury, Huntingdon
                                     PE175HS
                             Cambridgeshire, England
                                 +44 1480 892000
          (Address of Issuer's Principal Executive Offices) (Zip Code)
                         HUNTINGDON LIFE SCIENCES, INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)
                                 Graham Mitchell
                             Chief Financial Officer
                         Huntingdon Life Sciences, Inc.
                                  P.O. Box 2360
                                  Mettlers Road
                      East Millstone, New Jersey 08875-2360
                     (Name and address of agent for service)
                                 (732) 873-2550
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                            Bruce A. Gutenplan, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

============================== ===================== ======================== ======================== ========================
                                                        Proposed Maximum         Proposed Maximum
          Title of                 Amount to be          Offering Price         Aggregate Offering            Amount of
 Securities to be Registered        Registered            Per Share (3)              Price (3)          Registration Fee (3)
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
Ordinary Shares, par value     2,500,000 shares
5 pence per share              (1) (2)                 $11.916                   $29,790,000             $7,865
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
Participation Interests in
Huntingdon Life Sciences,
Inc. Savings and Investment            (4)                     (5)                        (5)             $0.00
------------------------------ --------------------- ------------------------ ------------------------ ------------------------

(1) Consists of Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares evidenced by American Depositary Receipts, each of which represents the right to receive twenty-five Ordinary Shares) to be made available under the Plan. Such American Depositary Shares have been registered pursuant to a separate Registration Statement on Form F-6 (Registration Statement No. 333-11922).
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The estimate is based upon the average of the high and low prices for the Ordinary Shares quoted on the London Stock Exchange on August 24, 2000 and on an exchange rate of (pound)1 to $1.4806, the noon buying rate in New York City for cable transfers payable in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on August 24, 2000.
(4) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(5)      Not applicable.

                                EXPLANATORY NOTE

                  The Section 10(a) prospectus being delivered by Huntingdon Life Sciences Group plc (the "Company") to participants in the Huntingdon Life Sciences, Inc. Savings and Investment Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended, has been prepared in accordance with the requirements of Form S-8 and relates to Ordinary Shares, par value 5 pence per share, in the form of American Depositary Shares evidenced by American Depositary Receipts (the "Shares"), reserved for issuance in connection with the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed in the Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed in the Registration Statement.

                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The  following   documents  filed  by  the  Company  with  the
Securities and Exchange Commission are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, which contains a description of the Shares, including any amendment or report filed for the purpose of updating such description;

2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

3. The Company's Registration Statement on Form F-6 (Registration Statement No. 333-11922), dated May 8, 2000, as amended by a Post-Effective Amendment on July 10, 2000.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  The Companies Act of 1985 of Great Britain (as amended) (the "Companies Act") permits the indemnification of directors and officers under certain circumstances.

                  The relevant provisions of the Companies Act are Section 310 and Section 727, which provide:

                  310. Provisions exempting officers and auditors from liability

                  (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

                  (2) Except as provided by the following subsection, any such provision is void.

                  (3)      This section does not prevent a company

                           (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                           (b) from indemnifying any such officer or auditor against any liability incurred by him -

                                    (i)   in defending any proceedings (whether
                                          civil or criminal) in which judgment
                                          is given in his favor or he is
                                          acquitted or,

                                    (ii)  in connection  with any  application
                                          under   section    144(3)   or   (4)
                                          (acquisition  of shares by  innocent
                                          nominee)  or  section  727  (general
                                          power to grant relief in the case of
                                          honest and  reasonable  conduct)  in
                                          which  relief is  granted  to him by
                                          the court.

                  727.  Power of Court to grant relief in certain cases

                  (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fits.

                  (2) If any officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                  (3) Where a case to which sub-section (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that sub-section to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

                  The Registrant's Articles of Association provide as follows regarding indemnification by the Company of directors and officers of the Company.

                  Article 171 of the Registrant's Articles of Association provides that, subject to the provisions of the Companies Act, every director, alternate director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise or in relation thereto or in connection with his duties, powers of office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                  Article 108 of the Registrant's Articles of Association provides that, without prejudice to the provisions of Article 171, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any other such company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers, or offices in relation to the Company or any other such company, subsidiary undertaking or pension fund.

                  The Company's directors and officers are insured against certain liabilities which they may incur in their capacity as such under a liability insurance policy carried by the Company.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

4.1     --    Memorandum of Association of the Company */
                                                       -

4.2     --    Articles of Association of the Company*/
                                                    -

4.3     --    Form of Deposit Agreement **/
                                        --

5.1     --    Opinion of Charles Russell as to the legality of ordinary shares being registered ***/

23.1    --    Consent of Deloitte & Touche***/
                                          ---

23.2    --    Consent of Arthur Andersen***/
                                        ---

23.3    --    Consent of Charles Russell (included in Exhibit 5.1)


24.1    --    Power of Attorney (included on Signature Page)

-------------------
*/  Incorporated  by reference to Exhibit 3.1 to the Company's  Annual Report on
-   Form 10-K for the year ended December 31, 1999.

**/ Incorporated by reference to Exhibit A to the Company's Registration -- Statement on Form F-6 (Registration Statement No. 333-11922), dated
    May 15, 2000.

***/ Filed herewith.
---

                  The Company hereby undertakes to submit a copy of the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner. Furthermore, the Company hereby undertakes to make any and all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided,  however,  that  paragraphs  (a)(1)(i)  and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, on August 25, 2000.


                            HUNTINGDON LIFE SCIENCES GROUP plc



                       By:  /s/ Andrew Baker
                           ------------------------------------------------
                            Andrew Baker
                            Chairman


                  We, the undersigned officers and directors of Huntingdon Life Sciences Group plc, hereby severally constitute Andrew Baker, and each of them singly, our true and lawful attorneys-in-fact with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and behalf in such capacities to enable Huntingdon Life Sciences Group plc to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signatures               Title                                   Date
/s/ Andrew Baker
   Andrew Baker             Director (Principal Executive Officer)   August 25, 2000


/s/ Julian Griffiths
 Julian Griffiths           Director (Principal Financial and        August 25, 2000
                            Accounting Officer)


/s/ Gabor Balthazar
  Gabor Balthazar           Director                                 August 25, 2000


 /s/ Frank Bonner
   Frank Bonner             Director                                 August 25, 2000


 /s/ John Caldwell
   John Caldwell            Director                                 August 25, 2000


 /s/ Brian Cass
    Brian Cass              Director                                 August 25, 2000


 /s/ Kirby Cramer
   Kirby Cramer             Director                                 August 25, 2000


 /s/ Joseph Dowling III
  Joseph Dowling III        Director                                 August 25, 2000


 /s/ Mark L. Bibi
   Mark L. Bibi             Authorized U.S.                          August 25, 2000
                            Representative


                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Huntingdon Life Sciences, Inc. Savings and Investment Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Milltsone, State of New Jersey, on August 8, 2000.


                HUNTINGDON LIFE SCIENCES, INC. SAVINGS AND INVESTMENT PLAN



                By:  /s/ Graham Mitchell
                     Graham Mitchell
                     Plan Administrator

                                INDEX TO EXHIBITS

                                                               Sequential Page
  Exhibits                                                         Number

5.1   --   Opinion of Charles Russell as to the legality of
           ordinary shares being registered

23.1  --   Consent of Deloitte & Touche

23.2  --   Consent of Arthur Andersen